Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF COMMON STOCK
(Including the Associated Preferred Stock Purchase Rights)
of
CLARK, INC.
at
$16.55 NET PER SHARE
Pursuant to the Offer to Purchase
Dated December 13, 2006
by
AUSA MERGER SUB, INC.,
a wholly owned subsidiary of
AUSA HOLDING COMPANY
(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 20, 2007, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (“Share Certificates”) representing shares of common stock, par value $0.01 per share, including the associated preferred stock purchase rights (collectively, the “Shares”), of Clark, Inc., a Delaware corporation (the “Company”), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”) or (iii) if the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by hand to the Depositary or transmitted by facsimile transmission, overnight courier or mail to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in the Purchaser’s Offer to Purchase, dated December 13, 2006 (the “Offer to Purchase”)). See “The Tender Offer — Section 3 — Procedures for Accepting the Offer and Tendering the Shares” of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Delivery:
(for Eligible Institutions Only)
Computershare Trust	(617) 360-6810	Computershare Trust
Company, N.A		Company, N.A.
Attn: Corporate Actions	Confirm Receipt of Facsimile by	Attn: Corporate Actions
P.O. Box 43014	Telephone Only:	250 Royall Street
Providence, RI 02940-3014	(781) 575-2332	Canton, MA 02021

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile to a number other than as set forth above will not constitute a valid delivery to the Depositary. Deliveries to the Company, or Georgeson Shareholder Communications Inc., the Information Agent for the Offer, will not be forwarded to the Depositary and therefore will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” (as described in the Offer to Purchase) under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as described in the Offer to Purchase) and shares to the Depositary in the time period required hereby. Failure to do so could result in a financial loss to such eligible institution.

The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to AUSA Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of AUSA Holding Company, a Maryland corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in this Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in “The Tender Offer — Section 3 — Procedures for Accepting the Offer and Tendering the Shares” of the Offer to Purchase.

Number of Shares:

Certificate Nos. (if available):

(Check box if Shares will be tendered by book-entry transfer)
  ☐ The Depository Trust Company

Account Number:

Dated:

Name(s) of Record Holder(s):
Please Print

Address(es):
(Zip Code)

Daytime Area Code and Tel. No.:

Signature(s):

GUARANTEE
(not to be used for signature guarantee)

The undersigned, a firm that is a participant in a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”) or the New York Stock Exchange Medallion Signature Program (“MSP”), or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934), hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered herewith, in proper form for transfer, or a book-entry confirmation (as described in “The Tender Offer — Section 3 — Procedures for Accepting the Offer and Tendering the Shares” of the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent’s Message (as described in “The Tender Offer — Section 3 — Procedures for Accepting the Offer and Tendering the Shares” of the Offer to Purchase), and any other required documents, within two trading days (as described in the Letter of Transmittal) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver a Letter of Transmittal or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such eligible institution.

Name of Firm:

Address(es):
(ZipCode)

Area Code and Telephone No.:

Authorized Signature

Title:

Name:
Please Type or Print

Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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